Exhibit 2.1

AGREEMENT AND PLAN OF MERGER
dated as of December 13, 2000
by and among
U.S. WIRELESS DATA, INC.,
NXT WIRELESS, INC.
and
NXT CORPORATION

        This AGREEMENT AND PLAN OF MERGER (“Agreement”) dated as of December 13, 2000 is made and entered into by and among U.S. WIRELESS DATA, INC., a Delaware corporation (“Parent”), NXT Wireless, Inc., a Delaware corporation wholly owned by Parent (“Sub”), NXT CORPORATION, a Delaware corporation (the “Company”), and AMEX, PTI and Margolis (each as hereafter defined and collectively referred to as, the “Stockholders”). Capitalized terms not otherwise defined herein have the meanings set forth in Section 11.13.

        WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Sub would merge with and into the Company and the Company would become a wholly-owned subsidiary of Parent (the “Merger”);

        WHEREAS, the Board of Directors of the Company has determined that the Merger is fair to the stockholders of the Company and is in the best interests of such stockholders;

        WHEREAS, the Board of Directors of the Parent has determined that the Merger is fair to the stockholders of the Parent and is in the best interests of such stockholders;

        WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”);

        WHEREAS, Parent, Sub, Company and the Stockholders desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

        1.01 The Merger. At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions of this Agreement, Sub shall be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). The Company shall be the surviving corporation in the Merger (the “Surviving Corporation”). Sub and the Company are sometimes referred to herein as the “Constituent Corporations”. As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Article II.

        1.02 Effective Time. At the Closing (as defined in Section 1.03), a certificate of merger (the “Certificate of Merger”) shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware (the “Secretary of State”) for filing, as provided in Section 251 of the DGCL, on, or as soon as practicable after, the Closing Date (as defined in Section 1.03). The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State (the date and time of such filing being referred to herein as the “Effective Time”).

        1.03 Closing. The closing of the Merger (the “Closing”) will take place at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the third (3rd) business day following satisfaction of the conditions, other than those conditions which by their terms are to be satisfied on the Closing Date, set forth in Article VII, or on such other date as the parties hereto mutually agree (the “Closing Date”). At the Closing there shall be delivered to Parent, Sub and the Company the certificates and other documents and instruments required to be delivered under Article VII.

        1.04 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

        1.05 Directors and Officers of the Surviving Corporation. The directors of Sub and the officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.

        1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.

        1.07 Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

ARTICLE II

CONVERSION OF SHARES

        2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

        (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, par value $.01 per share, of Sub (“Sub Common Stock”) shall be converted into and become one (1) fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation (“Surviving Corporation Common Stock”). Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

        (b) Cancellation of Treasury Stock and Stock Owned by Parent and Subsidiaries. All shares of common stock, par value $.01 per share, of the Company (“Company Common Stock”) that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Sub or any other wholly-owned Subsidiary (as hereinafter defined) of Parent shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, “Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

        (c) Merger Consideration. The merger consideration shall be 1,052,440 shares of common stock, par value $.01 per share, of Parent (“Parent Common Stock”), subject to adjustment as provided in Section 2.01(d) (the “Merger Shares”, or the “Merger Consideration”). In addition, 72,560 shares of Parent Common Stock, subject to adjustment as provided in the Letter Agreements referred to below, shall be reserved for issuance to the participants under the Company’s Phantom Stock Agreements in connection with the settlement and termination of such Phantom Stock Agreements pursuant to the letter agreements (the “Letter Agreements”), substantially in the form attached hereto as Exhibit A, to be executed and delivered to Parent at the Closing. At the Closing, each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b) and other than Dissenting Shares (as defined in Section 2.01(e))) shall be converted into the right to receive a number of shares of Parent Common Stock, equal to 1,052,440 divided by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time; provided, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number of shares of Parent Common Stock issuable at the Effective Time shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares per share, upon the surrender of such certificate in accordance with Section 2.02, without interest. No fractional share of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) hereof.

        (d) Price Adjustment. If the average of the Daily Average Price of the Parent Common Stock for the 20 consecutive trading days ending with the trading day immediately preceding the date 24-months after the Closing Date (the “Determination Date”) is less than $18.40 per share, as adjusted for any stock splits, stock dividends or similar events (the “Average Price”), then Parent shall pay to the holders of the Remaining Shares, an amount (the “Adjustment Amount”) per share equal to the difference between $18.40 and the Average Price. The Adjustment Amount shall be paid in cash, to the extent of 10% of the Adjustment Amount, provided that the aggregate amount of cash paid pursuant to this Section 2.01(d) shall not exceed $500,000 (the “Cash Cap”), and in shares of Parent Common Stock, or in the event of a merger in which Parent is not the surviving entity or a sale of all or substantially all of the assets of Parent, the common stock of such successor to Parent, to the extent of the remaining portion of the Adjustment Amount not paid in cash having a value equal to the Average Price. Such payment shall be made within fifteen (15) business days after the Determination Date. Notwithstanding the foregoing, for purposes of calculating the Adjustment Amount and the number of shares to be issued, the Average Price used for such calculation shall not be less than $6.00 per share (the “Floor”) (as adjusted for any stock splits, stock dividends or similar events). In the event that the amount of the cash portion of the Adjustment Amount is limited by the Cash Cap, the cash portion of the Adjustment Amount payable to the holders of the Remaining Shares shall be reduced pro rata with respect to each such holder. A portion of amounts payable in respect of the Adjustment Amount (the “Interest Portion”) shall be allocated to and constitute interest in respect of the payment of the Adjustment Amount. The Interest Portion shall be the amount by which the Adjustment Amount exceeds the present value as of the Closing Date of the payment of the Adjustment Amount, such present value to be determined once the date of payment and amount of the Adjustment Amount can be determined and using a discount rate of 6.10%, compounded annually. The cash portion of the Adjustment Amount payment will be allocated first to such Interest Portion, and to the extent that the Interest Portion exceeds the cash portion of the Adjustment Amount, a number of shares of Parent Common Stock having a value equal to the amount of such excess will be specifically allocated to interest on the Adjustment Amount payment.

        As used above, “Daily Average Price” of the Parent Common Stock on any trading day shall be the average trading price for that day as reported by Bloomberg Analytics or another comparable nationally recognized investor reporting service.

        As used above, “Remaining Shares” shall mean all shares of Parent Common Stock that are (i) acquired by a stockholder of the Company hereunder, and (ii) held of record by such Company stockholder on the Determination Date, provided, however, that “Remaining Shares” shall be deemed to include any such shares transferred from a Company stockholder to any Affiliate of a Company stockholder through a non-cash transfer, provided that such Affiliate agrees in writing to be bound by the lock-up and indemnity provisions of Section 6.12 and Article X, respectively, and holds such shares of record on the Determination Date.

        All share and per share amounts in this Section shall be appropriately adjusted for stock splits, stock dividends and similar events occurring after the date hereof, and, in the event of a merger in which Parent is not the surviving entity or a sale of all or substantially all of the assets of Parent, the “Daily Average Price” for purposes of this Section shall be deemed to be the value, as of the Determination Date, of the stock or other securities into which each Remaining Share is exchangeable, or the cash, securities or other property paid in connection with such merger or sale and such successor or acquiring entity shall be subject to the provisions of this Section 2.01(d).

        In addition to the provisions of Section 6.12 hereof, prior to the Determination Date, the Stockholders and the Company Restricted Holders shall not, at any time, make any short sale or cause or request, directly or indirectly, any other Person to make any short sale of Parent Common Stock.

        (e) Dissenting Shares. (i) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock the holder of which has not voted in favor of the Merger, has perfected such holder’s right to an appraisal of such holder’s shares in accordance with the applicable provisions of the DGCL and has not effectively withdrawn or lost such right to appraisal (a “Dissenting Share”), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.01(c), but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Shares pursuant to Section 2.01(c).

        (ii) The Company shall give Parent (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the DGCL relating to the appraisal process received by the Company and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

        2.02 Exchange of Certificates.

        (a) Exchange. At the Closing, upon surrender by a shareholder of the Company of a certificate representing shares of Company Common Stock (“Certificates”), Parent shall deliver to such shareholder the Merger Consideration, representing such shareholder’s pro rata share of the aggregate Merger Consideration issuable pursuant to Section 2.01(c), in exchange for such Certificates and the shares of Company Common Stock represented thereby, and cash in lieu of a fractional portion of the Merger Consideration to which such shareholder is entitled pursuant to Section 2.02(c), less any applicable stock transfer taxes. It shall be a condition of exchange that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer.

        (b) No Further Ownership Rights in Company Common Stock. All Merger Shares paid upon the surrender of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

        (c) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. As soon as practicable after the determination of the amount of cash, if any, to be paid to the Company’s shareholders with respect to any fractional share interests, Parent shall promptly pay such amounts to such shareholders.

        (d) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and an appropriate indemnity, the Parent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND COMPANY

        The Stockholders and the Company represent and warrant to Parent and Sub as of the date hereof and as of the Closing Date as follows:

        3.01 Organization of Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and has full corporate power and authority to conduct its telecommunications based merchant payment data transport and payment data management business as and to the extent now conducted (the “Business”) and to own, use and lease its assets and properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Condition of the Business. The Company has no Subsidiaries and, except as set forth on Section 3.01 of the Disclosure Schedule, does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

        3.02 Authority. (a) The Company has full corporate power and authority to enter into this Agreement and, subject to obtaining the Company Stockholders’ Approval (as defined in Section 6.02), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, the Board of Directors of the Company has recommended adoption of this Agreement by the stockholders of the Company and directed that this Agreement be submitted to the stockholders of the Company for their consideration, and, except for the PTI Board Consent (as hereafter defined) with respect to PTI, no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Stockholders’ Approval. This Agreement has been duly and validly executed and delivered by the Company and, subject to the obtaining of the Company Stockholders’ Approval, constitutes a legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (b) Subject to the receipt of the PTI Board Consent with respect to PTI, each of the Stockholders and the Purchaser Representative (as hereafter defined) has full power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to the receipt of the PTI Board Consent with respect to PTI, the execution, delivery and performance of this Agreement by the Stockholders and the Purchaser Representative and the consummation by the Stockholders and Company Restricted Holders (as hereafter defined) of the transactions contemplated hereby have been, as applicable, duly and validly approved. Subject to the receipt of the PTI Board Consent with respect to PTI, this Agreement has been duly and validly executed and delivered by each of the Stockholders and the Purchaser Representative and constitutes a legal, valid and binding obligation of each of the Stockholders and Company Restricted Holders enforceable against each of the Stockholders and Company Restricted Holders in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.03 Capital Stock. (a) The authorized capital stock of the Company consists solely of 10,000,000 shares of Company Common Stock. As of October 31, 2000, 6,061,754.06 shares of Company Common Stock were issued and outstanding and there were no shares held in the treasury of the Company. Section 3.03 of the Disclosure Schedule lists the record and beneficial owners of each outstanding share of Company Common Stock (including the Company Restricted Holders). There has been no change in the number of issued and outstanding shares of Company Common Stock or shares of Company Common Stock held in treasury or reserved for issuance since such date. All of the issued and outstanding shares of Company Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in Section 3.03 of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, rights (including “phantom” stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, “Options”), obligating the Company to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

        (b) Except as disclosed in Section 3.03 of the Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

        3.04 No Conflicts. The execution and delivery by Company and the Stockholders of this Agreement do not, and the performance by Company and the Stockholders of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

        (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any Stockholder;

        (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.04 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority (“Laws”) or any writ, judgment, decree, injunction or similar order of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (“Governmental or Regulatory Authority”) (in each such case whether preliminary or final) (“Order”) applicable to the Company or the Stockholders or any of their respective Assets and Properties; or

        (c) except as disclosed in Section 3.04(c) of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company or a Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon the Company or any Stockholder or any of their respective Assets or Properties under, any Contract or License to which Company or any Stockholder is a party or by which any of their respective Assets or Properties are bound.

        (d) Except (i) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, and (ii) as disclosed in Section 3.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Company or any Stockholder is a party or by which the Company or any of its Assets or Properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company or any Stockholder of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Condition of the Business or on the ability of the Company to consummate the transactions contemplated by this Agreement.

        3.05 Books and Records. Except as set forth in Section 3.05 of the Disclosure Schedule, none of the Business Books and Records is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of one or more Employees.

        3.06 Financial Statements. Prior to the execution of this Agreement, Company has delivered to Parent true and complete copies of the following financial statements:

        (a) the audited balance sheets and statements of operations and cash flows of the Business as of December 31, 1999 or for the period then ended, and a letter from Company’s independent auditors with respect to the results of such audit; and

        (b) the unaudited balance sheets and statements of operations and cash flows of the Business as of October 31, 2000 or for the period then ended.

Except as set forth in the notes thereto and as disclosed in Section 3.06 of the Disclosure Schedule and except for the absence of notes and subject to changes resulting from normal year-end audit adjustments in the case of any unaudited financial statements, all such financial statements (i) were prepared from the Books and Records of Company in accordance with GAAP, (ii) fairly present the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from Books and Records regularly maintained by management and used to prepare the audited financial statements of Company in accordance with the principles stated therein. Company has maintained the Books and Records in a manner sufficient to permit the preparation of audited financial statements in accordance with GAAP, the Books and Records fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Business and the Books and Records provided a fair and accurate basis for the preparation of the Financial Statements delivered to Parent in accordance with this Section.

        3.07 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since December 31, 1999 there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Condition of the Business. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, without limiting the foregoing, except as disclosed in Section 3.07 of the Disclosure Schedule, there has not occurred, between December 31, 1999 and the date hereof, any of the following:

(i) (x) any increase in the salary, wages or other compensation of any Employee whose annual salary is, or after giving effect to such change would be, $30,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which Company reasonably believed to be the least costly was chosen;

(ii) (A) incurrences by Company of Indebtedness with respect to the conduct of the Business in an aggregate principal amount exceeding $50,000 (net of any amounts discharged during such period and net of any loans made by Parent), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Company under, any Indebtedness of or owing to Company with respect to the conduct of the Business;

(iii) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of Company used or held for use in the conduct of the Business in an aggregate amount exceeding $50,000;

(iv) any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Business or (B) any method of calculating any bad debt, contingency or other reserve of the Business for accounting, financial reporting or Tax purposes;

(v) (A) any acquisition or disposition of any Assets and Properties used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice and other acquisitions or dispositions of Assets and Properties not exceeding in either case $50,000 in the aggregate; or (B) any creation or incurrence of a Lien, other than a Permitted Lien, on any Assets and Properties used or held in the conduct of the Business;

(vi) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 3.16(a) or (B) any License disclosed in Section 3.17 of the Disclosure Schedule;

(vii) capital expenditures or commitments for additions to property, plant or equipment used or held for use in the conduct of the Business constituting capital assets in an aggregate amount exceeding $50,000;

(viii) any transaction with any officer, director, Affiliate or Associate of Company or any Associate of any such officer, director or Affiliate outside the ordinary course of business consistent with past practice;

(ix) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

(x) any other transaction involving the Business outside the ordinary course of business consistent with past practice.

        3.08 No Undisclosed Liabilities. Except as reflected or reserved against in the October 31, 2000 balance sheet included in the Financial Statements or in the notes thereto or as disclosed in Section 3.08 of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Business, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate do not exceed $10,000. As of the Closing Date, the aggregate amount of all Liabilities, whether or not accrued or payable, of the Company (i) to American Express Travel Related Services Company, Inc. (“AMEX”) shall be $1,052,420.04 plus the transaction fees billed by AMEX in the November 15, 2000 invoice to the Company pursuant to the January 29, 1996 agreement, as amended, between AMEX and the Company (the “AMEX Transaction Agreement”) plus any transaction fees billed by AMEX after the date hereof in the ordinary course of business pursuant to the AMEX Transaction Agreement, and (ii) to Paymentech, Inc. (“PTI”) shall be $700,000.

        3.09 Taxes.

        (a) Except as disclosed in Section 3.09 of the Disclosure Schedule, the Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens or other security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

        (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (c) Neither the Company nor any director or officer (or employee responsible for Tax matters) of the Company has a reasonable basis to believe that any authority will assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any directors and officers (and employees responsible for Tax matters) of the Company has knowledge based upon personal contact with any agent of such authority. The Company has delivered to the Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since September 30, 1996.

        (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

        (e) The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Company has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has no Liability for the Taxes of any Person (other than any of the Company) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

        (f) Except as set forth in Section 3.09 of the Disclosure Schedule, there are no Liens for Taxes upon the Assets and Properties of the Business except for Liens for Taxes not yet due.

        (g) The unpaid Taxes of the Company (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

        3.10 Legal Proceedings.

        (a) Except as disclosed in Section 3.10 of the Disclosure Schedule, there are no Actions or Proceedings pending or threatened against, relating to or affecting Company with respect to the Business or any of its Assets and Properties;

        (b) To the knowledge of Company, there are no facts or circumstances that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

        (c) There are no Orders outstanding against Company with respect to the Business.

Prior to the execution of this Agreement, Company has delivered to Parent all responses of counsel to auditors’ requests for information delivered in connection with the Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Business.

        3.11 Compliance With Laws and Orders. Except as disclosed in Section 3.11 of the Disclosure Schedule, the Company is not, nor has it at any time within the last five (5) years been, nor has it received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Business.

        3.12 Benefit Plans; ERISA.

        (a) Section 3.12(a) of the Disclosure Schedule (i) contains a true and complete list of each Benefit Plan, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. The Company has no scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed to Employees, made the subject of representations to Employees or requested or demanded by Employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section 3.12(a) of the Disclosure Schedule, no loan is outstanding between the Company and any Employee.

        (b) The Company maintains none nor is it obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retired or other terminated Employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or other applicable law.

        (c) Except as set forth in Section 3.12(c) of the Disclosure Schedule, each Benefit Plan covers only Employees (or former Employees or beneficiaries with respect to service with Company in connection with the Business), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

        (d) Neither Company nor any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to, on behalf of any Employee, any “multiemployer plan”, as that term is defined in Section 4001 of ERISA. Neither the Company nor any ERISA Affiliate sponsors or maintains any Pension Benefit Plan subject to the provisions of Title IV of ERISA or Code Section 412.

        (e) Each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in compliance with, and the Company has not received any claim or notice that any such Benefit Plan is not in compliance with, the documents governing such Benefit Plan and with all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. A favorable IRS determination letter or opinion letter has been issued with respect to each Qualified Plan and to the knowledge of the Stockholders and the Company no condition exists that presents a material risk of the revocation of such letter. Each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies in all material respects with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

        (f) Neither the Company nor any of its ERISA Affiliates is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract, which default could result, directly or indirectly, in any liability to the Company. All contributions and other payments required to be made by Company or any ERISA Affiliate to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP. There are no outstanding liabilities (excluding liabilities that are not yet due and payable) of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

        (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which Company or any ERISA Affiliate, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.

        (h) No transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to the Parent or any corporation or organization controlled by or under common control with Parent within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed which could reasonably be expected to result in any such liability with respect to Parent or any such corporation or organization. No “reportable event” within the meaning of Section 4043 of ERISA has occurred with respect to any Defined Benefit Plans. No termination re-establishment or spin-off has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan.

        (i) Except as disclosed in Section 3.12(i) of the Disclosure Schedule, no benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

        (j) There are no pending or, to the knowledge of the Stockholders or the Company, threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Parent or any fiduciary of any such Benefit Plan, nor, to the knowledge of Company, is there any basis for such a claim.

        (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

        (l) Complete and correct copies of the following documents have been made available to Parent prior to the execution of this Agreement:

(i) the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

(ii) current summary Plan descriptions of each Benefit Plan, if required under ERISA, and any similar descriptions of all other plans;

(iii) the most recently filed Form 5500 annual reports for any such Benefit Plan, along with all attachments and schedules; and

(iv) the most recent favorable determination letter issued with respect to each such Benefit Plan, if applicable.

        (m) Except as set forth in Section 3.12(m) of the Disclosure Schedule, no Employee is entitled to more than forty-five (45) days of severance payments as a result of any termination, other than any such payments required under applicable Federal or state law. To the knowledge of the Company and the Stockholders, there are no such required payments.

        3.13 Real Property. The Company owns no real property. Section 3.13 of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by Company and used or held for use in connection with the Business. Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties subject to the Real Property Leases for the full term thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of Company, and to the knowledge of Company and of each other Person that is a party thereto. Except as set forth in Section 3.13 of the Disclosure Schedule, there is not to the Company’s knowledge, and the Company has not received any notice of, any default or any condition or event which after notice or lapse of time or both, would constitute a default thereunder. The Company owes no brokerage commissions with respect to any such leased space. The Company has delivered to Parent prior to the execution of this Agreement true and complete copies of all Real Property Leases (including any amendments and renewal letters).

        3.14 Tangible Personal Property Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property, which includes all tangible personal property reflected on the balance sheet included in the Financial Statements and tangible personal property acquired since the Financial Statement Date other than tangible personal property disposed of since such date in the ordinary course of business consistent with past practice. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 3.14 of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted.

        3.15 Intellectual Property Rights. Company has interests in or uses only the Intellectual Property disclosed in Section 3.15 of the Disclosure Schedule in connection with the conduct of the Business, each of which Company either has all right, title and interest in or a valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the Business. Except as disclosed in Section 3.15 of the Disclosure Schedule, (i) except for licenses and similar rights granted in the ordinary course of the Company’s Business, Company has the right to use the Intellectual Property disclosed in Section 3.15 of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property required to be filed by the Company are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by Company to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by Company in respect of such Intellectual Property, (iv) Company has delivered to Parent prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, (v) Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets in respect of the Business, (vi) Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) to Company’s knowledge, no such Intellectual Property is being infringed by any other Person. Company has not received notice that Company is infringing any Intellectual Property of any other Person in connection with the conduct of the Business, no claim is pending or has been made to such effect that has not been resolved and to the Company’s and the Stockholders’ best knowledge the Company is not infringing any Intellectual Property of any other Person in connection with the conduct of the Business.

        3.16 Contracts. (a) Section 3.16(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts (true and complete copies or, if oral Contracts, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, have been delivered to Parent prior to the execution of this Agreement) to which Company is a party or by which any of its Assets and Properties is bound:

(i) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract;

(ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of Company to engage in any business activity or compete with any Person in connection with the Business or prohibiting or materially limiting the ability of any Person to compete with Company in connection with the Business;

(iii) all material partnership, joint venture, shareholders’, members’ or other similar Contracts with any Person in connection with the Business;

(iv) all Contracts with distributors, dealers, manufacturers, manufacturer’s representatives, sales agencies or franchises with whom Company or any of its Subsidiaries deals in connection with the Business which in any case involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company of more than $5,000 annually;

(v) all Contracts relating to the future disposition or acquisition of any Assets individually or in the aggregate material to the Condition of the Business, other than dispositions or acquisitions of Inventory in the ordinary course of business;

(vi) all collective bargaining or similar labor Contracts covering any Employee;

(vii) all Contracts under which Company has or has granted the right to use Intellectual Property; and

(viii) all other Contracts (other than Benefit Plans, the Real Property Leases and insurance policies listed in Section 3.16 of the Disclosure Schedule) with respect to the Business that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Company or any of its Subsidiaries of more than $5,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Company.

        (b) Each Contract required to be disclosed in Section 3.16(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company, and, to the knowledge of Company, of each other party thereto; and except as disclosed in Section 3.16(b) of the Disclosure Schedule neither Company nor, to the knowledge of Company, any other party to such Contract is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) the effect of which, individually or in the aggregate, could reasonably be expected to be materially adverse to the Condition of the Business.

        (c) Except as disclosed in Section 3.16(c) of the Disclosure Schedule, Company has made all payments required to be made by it under such Contracts through the date hereof and will have made all such payments through the Closing Date.

        3.17 Licenses. Section 3.17 of the Disclosure Schedule contains a true and complete list of all material Licenses used or held for use in and (individually or in the aggregate with other such Licenses) material to the Condition of the Business (and all pending applications for any such Licenses), setting forth the licensor, the licensee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Company has delivered to Parent true and complete copies of all such Licenses. Except as disclosed in Section 3.17 of the Disclosure Schedule:

(i) Company owns or validly holds all such Licenses;
(ii) each License is valid, binding and in full force and effect; and
(iii) to the knowledge of Company, Company is not in default (or with the giving of notice or lapse of time or both, would be in default) under any License in any material respect.

        3.18 Insurance. Section 3.18 of the Disclosure Schedule contains a true and complete list of all insurance policies currently in effect that insure the Business, the Employees or the Assets and Properties of the Company. Each such insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and the Company has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder in any material respect.

        3.19 Affiliate Transactions. Except as disclosed in Section 3.19 of the Disclosure Schedule, (i) no officer, director, Affiliate or Associate of Company or any Associate of any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business which are individually or in the aggregate material to the Condition of the Business, and (ii) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director, Affiliate or Associate which are individually or in the aggregate material to the Condition of the Business. Except as disclosed in Section 3.19 of the Disclosure Schedule, each of the transactions listed in Section 3.19 of the Disclosure Schedule is engaged in on an arm’s-length basis.

        3.20 Labor Relations; Employees. (a) Except as disclosed in Section 3.20 of the Disclosure Schedule, no Employee is presently a member of a collective bargaining unit and, to the knowledge of Company, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of employees of Company engaged in the Business. Within the past five (5) years, there has been no work stoppage, strike or other concerted action by the Employees which materially adversely affected the Condition of the Business.

        (b) Section 3.20 of the Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, “golden parachute” and other like benefits currently payable (in cash or otherwise), the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Company.

        3.21 Environmental Matters. (a) Company has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the Business or their Assets and Properties. Each such License is in full force and effect, and Company is in compliance with the terms and conditions of all such Licenses and with any applicable Environmental Law.

        (b) Except as disclosed in Section 3.21(b) of the Disclosure Schedule, no oral or written notification of a Release of a Hazardous Material in connection with the operation of the Business has been filed by or on behalf of Company, and, to Company’s knowledge, no site or facility now or previously owned, operated, or leased by Company on any of the real property subject to the Real Property Leases is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

        (c) To Company’s knowledge, except as disclosed in Section 3.21 of the Disclosure Schedule, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Company in relation to any site or facility now or previously owned, operated or leased by Company on any of the real property subject to the Real Property Leases.

        3.22 Customer and Vendor Pricing. The prices charged for the Company’s services to its customers and the prices charged to the Company by AMEX are as set forth in the letter, dated December 6, 2000, from the Company to Parent.

        3.23 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Company directly with Parent without the intervention of any Person on behalf of Company (except for Legg Mason Wood Walker, Incorporated, whose fees will be paid by the Company in such manner as not to give rise to any valid claim by any Person against Parent or the Stockholders for a finder’s fee, brokerage commission or similar payment). In the event there is no Closing, Company hereby indemnifies and holds harmless Parent and Sub and the Parent Indemnified Parties from and against any and all claims, demands, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) with respect to any such finder’s fee, brokerage commission or similar payment.

        3.24 Vote Required. The affirmative vote of the holders of record of at least a majority of the outstanding shares of Company Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

        3.25 Investment Representations and Warranties. The Stockholders and Company Restricted Holders understand and acknowledge that the Parent Common Stock to be sold, transferred and assigned to them hereunder has not been and will not be registered under the Securities Act and is being issued and delivered hereunder pursuant to an exemption from the registration requirements of Section 5 of the Securities Act inasmuch as the issuance of such shares involves a transaction by an issuer not involving a public offering and that reliance upon such exemption is predicated in part upon the following representations and warranties of the Stockholders and Company Restricted Holders:

        (a) Each of the Stockholders and Company Restricted Holders is acquiring the Parent Common Stock for investment purposes only, for its own account, and not for the benefit of others, nor with any view to, or in connection with any distribution or public offering thereof within the meaning of the Securities Act.

        (b) Each of the Stockholders and Company Restricted Holders understands that the Parent Common Stock has not been registered under the Securities Act or any state securities law by reason of its issuance in a transaction which is exempt from the registration requirements of the Securities Act and such laws and the Parent Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration under the applicable provisions of the Securities Act and such laws. The Stockholders and Company Restricted Holders acknowledge that the certificates evidencing the Parent Common Stock will contain a legend to the foregoing effect.

        (c) Each of the Stockholders and the Purchaser Representative has sufficient knowledge and expertise in business and financial matters so as to enable it to analyze and evaluate the merits and risks of acquiring the Parent Common Stock pursuant to the terms of this Agreement and is able to bear the economic risk of such acquisition, including a complete loss of its investment in the Parent Common Stock.

        (d) Each of the Stockholders, Company Restricted Holders and Purchaser Representative acknowledges that it has made detailed inquiries concerning the Parent and its business, has had access to and has carefully reviewed Parent’s Securities Filings, including the risk factors contained therein, and that the officers of the Parent have made available to the Stockholders, Company Restricted Holders and Purchaser Representative any and all written information which it has requested and have answered to the Stockholder’s, Company Restricted Holder’s and Purchaser Representative’s satisfaction all inquiries made by the Stockholders, Company Restricted Holders and Purchaser Representative.

        (e) The transactions provided for in this Agreement with respect to the Parent Common Stock are not part of any pre-existing plan or arrangement for, and there is no agreement or other understanding with respect to, the distribution by the Stockholders and Company Restricted Holders of any of the Parent Common Stock.

        (f) In connection with the transactions contemplated hereby, James M. Margolis has served and will continue to serve as "purchaser representative" (as such term is defined in Rule 501(h) under the Securities Act) for each of the Company Restricted Holders and in that capacity has furnished to each Company Restricted Holder copies of this Agreement. Each of the Company Restricted Holders acknowledges that it has had access to copies of the Securities Filings (as hereafter defined), a summary of their dissenter's rights under the DGCL and the letter of intent which summarizes the Merger and the transactions contemplated hereunder. For purposes of this Agreement, the term "Company Restricted Holders" shall mean James Reese and Michael Cornell.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub hereby represent and warrant to the Company and the Stockholders as of the date hereof and as of the Closing Date as follows:

        4.01 Organization and Qualification; Valid Execution. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Parent and Sub and constitutes the legal, valid and binding obligations of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms.

        4.02 Capital Stock. As of the date hereof, the authorized capital stock of Parent consists of 225,000,000 shares, of which 200,000,000 shares are Common Stock and 25,000,000 are Preferred Stock. Of such authorized shares, as of the date hereof, there are issued and outstanding 9,528,228 shares of Common Stock and 5,586,600 shares of Series C Preferred Stock, and no other capital stock of Parent is issued or outstanding. All issued and outstanding shares of Common Stock are duly authorized, validly issued and outstanding, fully paid and non-assessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws. Except as set forth in the Securities Filings (as defined below) or in Section 4.02 of the Disclosure Schedule, as of the date hereof, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of Parent, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. Except as disclosed in the Securities Filings, there are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Parent or the ownership thereof other than those imposed by the Securities Act, the Securities Exchange Act, applicable state securities Laws or applicable corporate Law.

        4.03 Securities Filings. Parent has made available to Company or to the public generally true and complete copies of (i) its Annual Report on Form 10-K, as amended, for the year ended June 30, 2000, as filed with the SEC, (ii) its proxy statement relating to the meeting of shareholders of Parent on December 12, 2000, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q) filed by Parent with the SEC since September 30, 1999. The reports and statements set forth in clauses (i) through (iii), above, and any subsequently filed with the SEC, are referred to collectively herein as the “Securities Filings.” As of their respective dates, none of the Securities Filings contained or will contain any untrue statement of a material fact, or omitted or will omit a material fact required to be stated therein or necessary to make the statements therein not misleading. To the knowledge of Parent, each of the Securities Filings complied or will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. The financial statements contained in the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000 were prepared in accordance with GAAP and the books and records of Parent and fairly present the financial condition and results of operations of the Parent and its subsidiaries as of the date thereof and for the period covered thereby. Since September 30, 2000, except as disclosed in the Securities Filings, there has been no material adverse change in Parent’s or its subsidiaries’ financial condition results of operations or condition of its business taken as a whole, except Parent continues to experience losses consistent with its past history (and consistent with the impact of any acquisitions, mergers, or other comparable events undertaken by the Parent in the course of its business). There is no Action or Proceeding pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan or otherwise relating to Parent or any of its subsidiaries or the securities of any of them, or any properties or rights of Parent or any of its subsidiaries or any Benefit Plan which is required to be described in any Securities Filing that is not so described. As of the date hereof, no event has occurred as a consequence of which Parent would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC.

        4.04 No Conflicts. The execution and delivery by Parent and Sub of this Agreement do not, and the performance by each of Parent and Sub of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

        (a) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 4.04(a) of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Parent or Sub or any of their respective assets or properties (other than such conflicts, violations or breaches which could not individually or in the aggregate reasonably be expected to adversely affect the validity or enforceability of this Agreement); or

        (b) except as disclosed in Section 4.04(b) of the Disclosure Schedule, or as could not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Company to consummate the transactions contemplated hereby or to perform its obligations hereunder or thereunder, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Parent or Sub to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Parent or Sub or any of their respective assets or properties under, any Contract or License to which either Parent or Sub is a party or by which any of their respective assets or properties is bound.

        4.05 Governmental Approvals and Filings. Except as disclosed in Section 4.05 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Parent or Sub is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect the ability of Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

        4.07 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or Sub or any of their respective assets or properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

        4.08 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Parent and Sub directly with Company without the intervention of any Person on behalf of Parent in such manner as to give rise to any valid claim by any Person against Company or the Stockholders for a finder’s fee, brokerage commission or similar payment. Parent hereby indemnifies and holds harmless Company, the Stockholders and the Company Indemnified Parties from and against any and all claims, demands, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) with respect to any such finder’s fee, brokerage commission or similar payment.

        4.09 The Shares. The shares of Parent Common Stock to be delivered pursuant to Section 2.01 will, upon issuance pursuant to this Agreement, be duly authorized, validly issued, fully paid and non-assessable, and free of liens and restrictions on transfer other than those imposed by applicable securities Laws, and this Agreement.

        4.10 Tax Matters. Neither Parent nor Sub currently plans or intends to cause the Company to issue additional shares of Company Common Stock that would result in Parent or Sub losing control of the Company within the meaning of Section 368(c) of the Code. Neither Parent nor Sub currently has any plan or intention to reacquire any of its stock issued to Company stockholders in connection with this Agreement and the transactions contemplated hereunder. Neither Parent nor Sub currently has any plan or intention to liquidate the Company; except for the Merger, to merge the Company with or into another corporation; to sell or otherwise dispose of the Company Common Stock except for transfers of stock to corporations controlled by Parent; or to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Company. Following the Closing, the Company intends to continue its historic business or use a significant portion of its historic assets in a similar business.

ARTICLE V

COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

        5.01 Conduct of Business. At all times from and after the date hereof until the Effective Time, the Company (and the Stockholders to the extent that such actions may be within their control or they may be able to control the actions of the Company) covenants and agrees that (except as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing):

        (a) Ordinary Course. The Company shall conduct its Business only in, and the Company shall not take any action except in, the ordinary course consistent with past practice.

        (b) Without limiting the generality of paragraph (a) of this Section, (i) the Company shall use all commercially reasonable efforts to preserve intact in all material respects its Business organizations and reputation, to keep available the services of its key officers and employees, to maintain its Assets and Properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible Assets and Business in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with it and to comply in all material respects with all Laws and Orders of all Governmental or Regulatory Authorities applicable to it, and (ii) the Company shall not:

(A) amend or propose to amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents);

(B) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

(C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto;

(D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice which are material, individually or in the aggregate, to the Company;

(E) other than dispositions in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its Assets or Properties;

(F) except to the extent required by applicable law, (x) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

(G) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness, or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money;

(H) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Benefit Plan or other agreement, arrangement, plan or policy between the Company and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

(I) enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm’s length basis, with any affiliate of the Company;

(J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice in an aggregate amount exceeding $50,000.00;

(K) make any change in the lines of business in which it participates or is engaged; or

(L) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing.

        (c) Advice of Changes. The Company shall confer on a regular and frequent basis with Parent with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise Parent, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby.

        5.02 No Solicitations. Neither the Company nor the Stockholders shall take, nor will they permit any Affiliate of Company (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Company or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Business or permitting access to the Assets and Properties and Books and Records of Company) any offer or inquiry from any Person concerning the direct or indirect acquisition of the Business or any Business Combination involving the Business other than with Parent or its Affiliates. The covenants contained in this Section 5.02 shall expire on the earlier of the termination of this Agreement or the Closing Date.

ARTICLE VI

ADDITIONAL AGREEMENTS

        6.01 Access to Information; Confidentiality. Each of Parent and the Company shall, and shall cause its respective Subsidiaries to, throughout the period from the date hereof to the Effective Time, (i) provide the other and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all of its officers, employees, agents and accountants and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of such party, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received pursuant to the requirements of federal or state securities laws or filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts, Employee Benefit Plans and other books and records) concerning its business and operations as the other or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto.

        6.02 Approval of Stockholders. As soon as reasonably practicable after the date hereof, the Company shall seek the adoption of this Agreement by its stockholders either (i) at a meeting of its stockholders, or (ii) by action in lieu of meeting of all of the stockholders of the Company by written consent (the “Company Stockholders’ Approval”). The Company shall, through its Board of Directors, include the recommendation of the Board of Directors of the Company that the stockholders of the Company adopt this Agreement, and shall use its best efforts to obtain such adoption. The Stockholders hereby agree to vote in favor of the transactions contemplated by this Agreement and not to vote in favor of any other Business Combination.

        6.03 INTENTIONALLY OMITTED

        6.04 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of Section 6.02, each of the Company and Parent will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each of the parties will cooperate with the other party in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

        6.05 Company Stock Plan. (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a “Company Stock Option”) under the Company Option Plan, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the product of the Per Share Amount multiplied by the number of shares of Company Common Stock that could be acquired upon exercise of such option in full immediately prior to the Effective Time, at a price per share equal to (x) the aggregate exercise price for the shares of Company Common Stock subject to such Company Stock Option divided by (y) the number of full shares of Parent Common Stock deemed purchasable as a result of this provision pursuant to such Company Stock Option; provided, however, that, in the case of any Company Stock Option to which Sections 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code (“qualified stock options”), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 425(a) of the Code. For purposes of this Section 6.05, “Per Share Amount” shall mean the number of whole shares of Parent Common Stock issuable under Section 2.01(c) with respect to one outstanding share of Company Common Stock. Each Company Stock Option shall be deemed to contain a provision granting the holder of such Company Stock Option the protections afforded under Section 2.01(d) hereof.

        (b) As soon as practicable after the Effective Time, Parent shall deliver to the participants in the Company Option Plan appropriate notices setting forth such participants’ rights pursuant thereto and the grants pursuant to the Company Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger). Parent shall comply with the terms of the Company Option Plan and ensure, to the extent required by, and subject to the provisions of, the Company Option Plan, that the Company Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

        (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Company Option Plan as adjusted in accordance with this Section. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 promulgated by the SEC under the Securities Act (or any successor or other appropriate form) with respect to the Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Option Plan in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

        6.06 Notice and Cure. Each of Parent, the Stockholders and the Company will notify the other in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use best efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to such party, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Parent or the Stockholders and the Company, as the case may be, under this Agreement to be breached or that renders or will render untrue any representation or warranty of Parent or the Stockholders and the Company, as the case may be, contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of Parent, the Stockholders and the Company also will notify the other in writing of, and will use best efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to such party, of any representation, warranty, covenant or agreement made by Parent, the Stockholders or the Company, as the case may be, in this Agreement, whether occurring or arising prior to, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

        6.07 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of Parent, the Stockholders and the Company will take or cause to be taken all steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other’s obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Parent nor the Stockholders or the Company will, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

        6.08 Observer Rights. Effective as of the Closing, James M. Margolis shall be entitled to attend all meetings of the board of directors of Parent (the “Board”) in a non-voting observer capacity and to receive copies of all notices, minutes, consents and other materials provided to the Board at the same time and in the same manner that such materials are provided to the Board, for a term ending the later of (i) 24 months following the Closing Date or (ii) at such time as Mr. Margolis shall hold less than two-thirds of the shares of Parent Common Stock received by him at Closing, provided that Mr. Margolis shall execute and deliver to Parent a reasonable confidentiality agreement as to information obtained by him in his capacity as observer.

        6.09 Board Appointment. Effective as of the Closing, AMEX shall be entitled, at its option, to designate, by written notice to Parent, either David House or Steve Squeri to serve as a member of the Board or (in addition to James M. Margolis) to exercise the observer rights set forth in Section 6.08. After receiving such written notice, Parent shall take such actions as are necessary to add the designee to the Board, shall cause such designee to be on the slate of directors proposed to the Parent’s stockholders and shall use its best efforts to cause such designee to be elected to the Board, provided that such designee’s right to serve on the Board shall terminate 24 months after the Closing Date.

        6.10 Assumption of Liabilities. At the Closing, Parent shall assume a certain amount of debt payable to AMEX and PTI as follows: (i) (A) $1,052,420.04; provided, however, that the Company’s outstanding liabilities to AMEX shall be increased by the transaction fees billed by AMEX in the November 15, 2000 invoice to the Company pursuant to the AMEX Transaction Agreement, and (B) $700,000 representing all of the Company’s outstanding liabilities to PTI, which liabilities shall be paid immediately after the Closing, and (ii) any transaction fees billed by AMEX after the date hereof in the ordinary course of business pursuant to the AMEX Transaction Agreement, which liabilities shall be paid in accordance with the terms of the AMEX Transaction Agreement.

        6.11 Registration Rights. If the Parent files any registration statement with the Securities and Exchange Commission (other than registration statements of the Parent filed on Form S-8 or Form S-4 (or any successor forms thereto), each as promulgated under the Securities Act, pursuant to which the Parent is registering securities pursuant to a Parent employee benefit plan or pursuant to a merger, acquisition or similar transaction including supplements thereto, but not additionally filed registration statements in respect of such securities) at any time when there is not an effective registration statement covering the resale of the Merger Shares, the Parent shall provide the Stockholders and the Company Restricted Holders with not less than 10 days notice of its intention to file such registration statement and provide the Stockholders and the Company Restricted Holders the option by written notice to the Parent received within five (5) days after the notice from Parent to include any or all of the applicable Merger Shares therein. Notwithstanding the foregoing, Parent shall have no obligation to register the Merger Shares if (i) in the case of an underwritten offering, the underwriter advises Parent that the registration of such Merger Shares would adversely affect the contemplated offering, or (ii) the Merger Shares are sellable under Rule 144.

        6.12 Lock-Up Period. During the 18-month period following the Closing Date (the “Lock-up Period”), the Stockholders and the Company Restricted Holders shall not, without the written consent of Parent, sell, transfer, grant an option to, make a gift of or otherwise dispose of any shares of Parent Common Stock acquired under this Agreement or make any short sale of Parent Common Stock, except that in the event of a merger in which Parent is not the surviving entity or a sale of substantially all of the assets or other disposition of the business of Parent, the restriction set forth in this Section shall not apply to the extent that the holders of shares of the Series C Preferred Stock (or underlying Parent Common Stock or other securities issued in exchange therefor) are permitted to sell, transfer or dispose of their shares of Series C Preferred Stock (or underlying Parent Common Stock or other securities issued in exchange therefor) pursuant to the Series C Subscription Agreement.

        6.13 Waiver of Certain Rights. In connection with the transactions contemplated hereunder, each of the Stockholders hereby waives any and all applicable rights under (i) the Stock Purchase and Investment Agreement dated as of July 1, 1997, by and between PTI, the Company, James M. Margolis (“Margolis”) and Jim Reese; (ii) the Stock Purchase Agreement, dated as of October 16, 1997, by and among the Company, Margolis, and AMEX; (iii) the Stock Purchase Agreement, dated as of May 13, 1999; by and between the Company, Margolis, AMEX, and PTI; (iv) the Registration Rights Supplement to the Stock Purchase and Investment Agreement, dated as of July 1, 1997, by and among the Company, Margolis, Jim Reese, and PTI; (v) the Shareholders’ Agreement, dated as of July 1, 1997, by and among the Company, Margolis, Jim Reese, and PTI; and (vi) the Shareholders’ Agreement, dated as of October 16, 1997, by and among the Company and AMEX.

        6.14 Termination of Certain Agreements. In connection with the transactions contemplated hereunder, (i) the Stock Purchase and Investment Agreement, dated as of July 1, 1997, by and between PTI, the Company, Margolis and Jim Reese; (ii) the Stock Purchase Agreement, dated as of October 16, 1997, by and among the Company, Margolis, and AMEX; (iii) the Stock Purchase Agreement, dated as of May 13, 1999; by and between the Company, Margolis, AMEX, and PTI; (iv) the Registration Rights Supplement to the Stock Purchase and Investment Agreement, dated as of July 1, 1997, by and among the Company, Margolis, Jim Reese, and PTI; (v) the Shareholders’ Agreement, dated as of July 1, 1997, by and among the Company, Margolis, Jim Reese, and PTI; and (vi) the Shareholders’ Agreement, dated as of October 16, 1997, by and among the Company and AMEX, each are hereby terminated in their entirety and shall be of no further force or effect.

        6.15 AMEX Marketing. No later than 60 days following the Closing, AMEX shall pay to Parent $300,000 in business development funds.

        6.16 UCC-3 Termination Statements. The Stockholders shall promptly, and in no event later than the later of ten (10) days after the Closing or ten (10) days after the related obligations are satisfied, obtain UCC-3 termination financing statements relating to the following: (i) UCC-1 financing statement, filing number 000000018100780, filed on June 4, 1999 with the Maryland Department of Assessments and Taxation in favor of Merchant-Link, Inc. against the Company, and (ii) UCC-1 financing statement, filing number 0039100000047792, filed on February 5, 1999 with the Maryland Department of Assessments and Taxation in favor of PTI against the Company.

        6.17 Agreements Related to Investment.

        (a) Business Activity; Supervision and Examination. Parent hereby confirms that the business of Parent as it is currently conducted is as set forth in Parent’s most recent Form 10-K, as updated in any more recent Form 10-Qs and Form 8-Ks, filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Should Parent determine to engage in any new business activity that it knows or reasonably should know is not within the scope of allowable or permissible activities for a national bank under applicable law (including, without limitation, as set forth in or contemplated by 12 C.F.R.ss.5.36(e)(2) (each, a “Permissible Activity”), Parent agrees to give PTI written notice not less than 45 days prior to engaging in any such activity. Parent’s obligations and agreements under this Section 6.17 shall continue until such time as PTI no longer holds at least ten (10%) percent of the Merger Shares acquired by PTI pursuant to this Agreement.

        (b) Supervision and Examination. In connection with the transactions contemplated by this Agreement, Parent also agrees to be subject to Office of the Comptroller of the Currency (the “OCC”) and other applicable regulatory supervision and examination to the extent required by 12 C.F.R.ss.5.36(e)(8) or otherwise required by applicable law. Parent’s obligations and agreements under this Section 6.17(b) shall continue until such time as PTI no longer holds any Remaining Shares. Parent agrees to grant the OCC (and such other applicable regulatory agency or agencies) reasonable access to its staff, books, records and place of operations and provide information to the OCC and other applicable regulatory agency or agencies.

        (c) Transfer of Securities. Notwithstanding anything to the contrary contained herein, if (i) Parent shall have given notice to PTI that it intends to engage in an activity that is not a Permissible Activity or if (ii) Bank One or PTI reasonably determines, based upon written advice of counsel, that Parent is engaged in such an activity, or that applicable law otherwise requires Bank One to divest its ownership of the PTI Remaining Shares, or if (iii) the OCC shall require that PTI liquidate its investment in Parent because of restrictions imposed by applicable law (including, without limitation, 12 C.F.R.ss.5.36(e)), then PTI may, with 10 days (the “Notice Period”) prior written notice to Parent, transfer or sell the Remaining Shares then held by PTI (the “PTI Remaining Shares”) to such third party as may be designated by PTI and as shall be reasonably acceptable to Parent (the “Appointee”); provided that Appointee agrees to be bound by all agreements relating to the PTI Remaining Shares to which PTI is bound. Parent agrees to be bound by all agreements relating to the PTI Remaining Shares (including, without limitation, the right to receive the Adjustment Amount pursuant to Section 2.01(d)) following such transfer as if Appointee were a Stockholder. In the event PTI is unable to secure an Appointee on commercially reasonable terms and the Remaining PTI Shares are not then eligible for resale under Rule 144 of the Securities Act (or any successor rule), then Parent shall promptly undertake to file a registration statement on Securities Act Form S-3 (or any successor form) with respect to the public sale of such shares.

ARTICLE VII

CONDITIONS

        7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

        (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company.

        (b) No Dissenter's Rights. As of the Effective Time no dissenter's rights under the DGCL shall have been asserted by any shareholder of the Company.

        (c) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

        (d) Governmental and Regulatory Consents and Approvals. Other than the filing provided for by Section 1.02, and a Form D under the Securities Act, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third party required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries or the Surviving Corporation, in each case taken as a whole, or on the ability of Parent and the Company to consummate the transactions contemplated hereby shall have been obtained.

        (e) PTI. PTI (or its relevant parent bank or bank holding company) shall have procured all consents, approvals, and permissions from all applicable bank regulatory authorities and satisfied all other related requirements prescribed by law, or shall have procured such other arrangements regarding bank regulatory matters satisfactory to Parent, the Company and PTI.

        7.02 Conditions to Obligation of Parent and Sub to Effect the Merger. The obligation of Parent and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Parent and Sub in their sole discretion):

        (a) Representations and Warranties. The representations and warranties made by the Company in this Agreement taken as a whole shall be true and correct in all respects on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date in all respects material to the validity and enforceability of this Agreement and to the Company taken as a whole, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed on behalf of the Company by its President to such effect. Such certificate shall be deemed a representation and warranty of the Company hereunder.

        (b) Performance of Obligations. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or prior to the Closing and (i) Parent shall have received copies of all documents and other evidences as Parent may reasonably request in order to establish the performance and compliance therewith, and (ii) the Company shall have delivered to Parent a certificate, dated the Closing Date and executed on behalf of the Company by its President to such effect.

        (c) Orders and Laws. There shall not be in effect in the Closing Date any Order or Law restraining, enjoining, or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

        (d) Governmental and Regulatory Consents and Approvals. Other than the filing provided for by Section 1.02 and a Form D under the Securities Act, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority, the failure of which to be obtained or taken could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole, or on the ability of Parent and the Company to consummate the transactions contemplated hereby shall have been obtained.

        (e) Contractual Consents. The Company shall have received, all in form and substance reasonably satisfactory to Parent, all consents (or in lieu thereof waivers) from parties to each Contract disclosed or which should have been disclosed pursuant to Section 3.04(c) (including the consent of Bethesda Metro Center Limited Partnership), and no such consent or waiver shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Merger to Parent.

        (f) Opinion of Counsel. Parent and Sub shall have received the opinion of Arnold & Porter, counsel to the Company, dated the Closing Date, in the form and to the effect as Parent and Sub may reasonably request.

        (g) INTENTIONALLY OMITTED.

        (h) Phantom Stock Agreements. The Phantom Stock Agreements, each dated as of June 25, 1997, by and between the Company and each of Nancy Hanlon and Dan Lane shall have been terminated and Nancy Hanlon and Dan Lane shall have each entered into the Letter Agreements with the Parent.

        (i) AMEX. AMEX shall have agreed by written agreement in form and substance in conformance with the terms of the draft previously provided to Parent to amend the terms of the AMEX Transaction Agreement.

        (j) PTI. PTI shall have agreed by written agreement in form and substance in conformance with the terms of the draft previously provided to Parent to amend the terms of the Service Agreement, dated as of June 21, 1996, by and between MAGroup, Inc. (assignor of PTI) and the Company, as previously amended.

        (k) Merchant-Link. Merchant-Link, LLC shall have agreed by written agreement in form and substance in conformance with the terms of the draft previously provided to Parent to transact business with Parent or the Surviving Corporation for the two (2) year period following the Closing pursuant to the terms of such agreement.

        (l) Audited Financial Statements. Parent shall have received the audited balance sheet, statements of income, change in stockholder equity and cash flow for the Company for the fiscal year ended December 31, 1999.

        (m) Conversion of AMEX and PTI Debt. The outstanding liabilities of the Company to AMEX and PTI shall be fully-satisfied and cancelled by conversion of the amount of such liabilities (except for $1,052,420.04; provided, however, that the Company’s outstanding liabilities to AMEX shall be increased by the transaction fees billed by AMEX in the November 15, 2000 invoice to the Company pursuant to the AMEX Transaction Agreement plus any transaction fees billed by AMEX after the date hereof in the ordinary course of business pursuant to the AMEX Transaction Agreement with respect to AMEX and $700,000 with respect to PTI) into shares of Company Common Stock. The total outstanding liability of the Company immediately prior to the Closing to (i) AMEX shall be $1,052,420.04; provided, however, that the Company’s outstanding liabilities to AMEX shall be increased by the transaction fees billed by AMEX in the November 15, 2000 invoice to the Company pursuant to the AMEX Transaction Agreement plus any transaction fees billed by AMEX after the date hereof in the ordinary course of business pursuant to the AMEX Transaction Agreement, and (ii) PTI shall be $700,000 (collectively, the “Stockholder Debt”) and the Stockholders shall have delivered a certificate to the Parent certifying the amount of such debt and that, other than the Stockholder Debt, there is no indebtedness owing by the Company to any of the Stockholders.

        7.03 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

        (a) Representations and Warranties. The representations and warranties made by Parent and Sub in this Agreement taken as a whole shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date and Parent shall have delivered to the Company a certificate, dated the Closing Date and executed on behalf of the Parent by its President to such effect. Such certificate shall be deemed a representation and warranty of the Parent hereunder.

        (b) Performance of Obligations. Parent and Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent or Sub at or prior to the Closing, and (i) Company shall have received copies of all documents and other evidences as Company may reasonably request in order to establish the performance and compliance therewith, and (ii) Parent and Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed on behalf of Parent by its Chairman of the Board, President or any Vice President and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

        (c) Opinion of Counsel. The Company shall have received the opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., counsel to Parent and Sub, dated the Closing Date, in the form and to the effect as the Company may reasonably request.

        (d) PTI Board Consent. This Agreement and the Merger shall have been approved by the board of directors of PTI (such approval, the “PTI Board Consent”).

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after the Company Stockholders’ Approval:

        (a) by mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

        (b) by either the Company or Parent upon notification to the non-terminating party by the terminating party:

(i) at any time after February 15, 2001 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

(ii) if any Governmental or Regulatory Authority, the taking of action by which is a condition to the obligations of either the Company or Parent to consummate the transactions contemplated hereby, shall have determined not to take such action and all appeals of such determination shall have been taken and have been unsuccessful;

(iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement which breach has not been cured within thirty (30) business days following receipt by the non-terminating party of notice of such breach from the terminating party or assurance of such cure reasonably satisfactory to the terminating party shall not have been given by or on behalf of the non-terminating party within such thirty (30) business day period; or

(iv) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an Order making illegal or otherwise restricting, preventing or prohibiting the Merger and such Order shall have become final and nonappealable.

        (c) by Parent upon written notification to the Company if PTI shall not have received the PTI Board Consent on or prior to December 15, 2000 and Parent shall have provided such notification prior to receipt of the PTI Board Consent.

        8.02 Effect of Termination. If this Agreement is validly terminated by either the Company or Parent pursuant to Section 8.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the non-breaching party (or any of the non-breaching party’s Representatives or affiliates), except (i) that the provisions of Sections 11.04, 11.05, and 11.06 will continue to apply following any such termination.

        8.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after adoption of this Agreement pursuant to the Company Stockholders’ Approval, but after such adoption only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

        8.04 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

ARTICLE IX

SURVIVAL; NO OTHER REPRESENTATIONS

        9.01 Survival of Representations and Warranties. The representations and warranties of the Company and Stockholders, and Parent and Sub contained in this Agreement will survive for a period of 18 months after the Closing.

ARTICLE X

INDEMNIFICATION

        10.01 Indemnification.

        (a) The Company (but only in the event there is no Closing) and the Stockholders (but only in the event that there is a Closing), pro-rata in accordance with the following percentages: James Margolis 44.4%, AMEX 29.7% and PTI 25.9%, shall indemnify the Parent Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, or (ii) any Loss suffered, incurred or sustained as a result of the failure of the Company to file a tax return with a state listed on Section 3.09(a) of the Disclosure Schedule.

        (b) Parent shall indemnify Company Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of Parent or Sub contained in this Agreement.

        (c) Notwithstanding any provision to the contrary contained in Section 10.01(a), a Parent or Company Indemnified Party shall be entitled to indemnification pursuant to this Section 10.01 only if Losses resulting from, arising out of or relating to any misrepresentation, breach, non-fulfillment, failure or Loss (collectively, an “Event”) set forth in Section 10.01(a) or (b), as applicable, exceed $5,000 and then only to the extent that such Losses with respect to such Event exceed $5,000 (such excess referred to as the “Excess Amount”); provided further that Parent or a Company Indemnified Party is entitled to be indemnified pursuant to the preceding clause for Losses only to the extent that the Excess Amounts exceed in the aggregate $25,000.

        (d) Notwithstanding any provision to the contrary contained in Section 10.01(a), the Parent Indemnified Parties shall be entitled to indemnification for Losses in an aggregate amount not to exceed $22,400,000 and Margolis’ maximum liability for indemnification under this Article X shall be $9,945,600, AMEX’s maximum liability for indemnification under this Article X shall be $6,652,800 and PTI’s maximum liability for indemnification under this Article X shall be $5,801,600. A Parent Indemnified Party shall not be entitled to any indemnification for Losses with respect to which a claim of indemnification is asserted by reason of an occurrence happening after the Lock-Up Period. In full and complete satisfaction of any claims asserted by a Parent Indemnified Party pursuant to this Article X, the Stockholders, at their option, shall be entitled to return to the Parent up to all of their respective Merger Shares, which shall be valued for such purpose at the Daily Average Price of each such share for the 20 trading days immediately preceding the date such share is transferred back to the Parent in satisfaction of such claim (the “Indemnity Stock Price”); provided, however, in no event shall the Indemnity Stock Price be greater than $18.40 per share or less than the Floor (in either case, as adjusted for any stock splits, stock dividends or similar events). In the event that any Stockholder, pursuant to the terms of this Section 10.01(d) returns all of the Merger Shares received by such Stockholder, such Stockholder shall have no additional liability under this Section 10.01.

        (e) The indemnification provisions set forth in this Section shall provide the exclusive remedy for any misrepresentation, breach of warranty, inaccuracy of any representation or warranty, or non-fulfillment of or failure to perform any covenant in this Agreement.

        10.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 10.01 will be asserted and resolved as follows:

        (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 10.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than the Company, Parent or Sub or any Affiliate of Company, Parent or Sub (a “Third Party Claim”), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 10.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party will defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 10.02(a), then the Indemnifying Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which consent will not be unreasonably withheld). The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this Section 10.02(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests and not prejudicial to the Indemnifying Party (it being understood agreed that, except as and provided in clause (ii) below, if an Indemnified Party takes any such action that is materially prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim materially prejudiced by the Indemnified Party’s action); and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.02(a)(i)agreed that, except as, and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 10.01, except as with respect to such Third Party Claim.

(ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party will defend the Third Party Claim pursuant to Section 10.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). Notwithstanding the foregoing provisions of this Section 10.02(a)(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this Section 10.02(a)(ii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 10.02(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

(iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 10.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of any dispute regarding the liability of the Indemnifying Party for a claim, and, if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 10.02(c).

        (b) In the event any Indemnified Party should have a claim under Section 10.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such any dispute regarding the liability of the Indemnifying Party for a claim, and, if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 10.02(c).

        (c) Any dispute submitted to arbitration pursuant to this Section 10.02 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the “Board of Arbitration”) selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet in New York City, or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party’s attorneys’ fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such party, provided, however, the expenses and fees of the third member of the Board of Arbitration and any other expenses of the Board of Arbitration not capable of being attributed to any one member shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

        10.03 Set-Off. In addition to any other rights provided for hereunder, Parent shall be entitled to set-off the amount of any claim finally determined to be owed to Parent under this Section 10 as damages or by way of indemnification against any Adjustment Amount that may become due under Section 2.01(d) of this Agreement.

ARTICLE XI

GENERAL PROVISIONS

        11.01 Knowledge. With respect to any representations or warranties contained herein which are made to the knowledge of the Company or Parent or any of their respective Subsidiaries, as the case may be, the knowledge of the officers, directors and employees of the Company or Parent, as the case may be, and of the officers, directors and employees of its respective Subsidiaries, shall be imputed to the Company or Parent, as the case may be, and such Subsidiaries.

        11.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

        If to Company, to:

        NXT Corporation
        3 Bethesda Metro Center
        Suite 1500
        Bethesda, MD 20814
        Facsimile No.: (301) 664-5269
        Attn: James M. Margolis

        with a copy to:

        Arnold & Porter
        555 Twelfth Street, N.W.
        Washington, D.C. 20004
        Facsimile No.: (202) 942-5999
        Attn: Robert B. Ott, Esq.

        If to AMEX, to:

        American Express Travel Related Services Company, Inc.
        200 Vesey Street
        New York, NY 10285-4923
        Facsimile No.: 212-619-7099
        Attn: General Counsel

        If to PTI, to:

        Paymentech, Inc.
        1601 Elm Street-9th Floor
        Dallas, TX 75201
        Facsimile No.: 214-849-2067
        Attn: General Counsel

        If to Parent or Sub, to:

        U.S. Wireless Data, Inc.
        750 Lexington Avenue, 20th floor
        New York, NY 10022
        Facsimile No.: 212-933-3115
        Attn: Peter J. Adamski

        with a copy to:

        Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
        Chrysler Center
        666 Third Avenue, 25th Floor
        New York, New York 10017
        Facsimile No.: 212-983-3115
        Attn: Kenneth Koch, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

        11.03 Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, including, without limitation, that certain letter of intent, dated October 17, 2000 and the confidentiality agreement between the Company and Parent, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof .

        11.04 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby, provided that if the transactions contemplated hereby close, the Company will bear any and all legal and accounting expenses of the Company, except that the Stockholders shall pay any and all accounting and legal expenses of the Company that exceed an aggregate of $250,000.

        11.05 Public Announcements. Without the prior written consent of the other (and in the event PTI’s and/or AMEX’s name is/are used, the prior written consent of PTI and/or AMEX, as applicable), neither Parent or Sub nor Company will, and Parent, Sub and Company will cause their respective Representatives not to, make any release to the press or other public disclosure with respect to the existence or contents of this Agreement or any of the transactions contemplated hereby, except for such public disclosure as may be necessary, in the written opinion of outside counsel, for the party proposing to make the disclosure not to be in violation of or default under any applicable Law, provided that after the Closing the restrictions of this Section 11.05 will not apply to Parent. Without limiting the foregoing, Parent will obtain Company’s (and in the event PTI’s and/or AMEX’s name is/are used, the prior written consent of PTI and/or AMEX, as applicable) prior approval of any press release to be issued immediately following the signing of this Agreement announcing such signing and immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement, provided such approval shall not unreasonably be withheld or delayed. Company, PTI, AMEX and Margolis acknowledge that Parent will file a Current Report on Form 8-K describing the proposed transaction and including a copy of this Agreement as an exhibit and consent to such filing.

        11.06 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party’s Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided, however, following the Closing the foregoing restrictions will not apply to Parent’s use of documents and information concerning the Business, the Assets or the Assumed Liabilities furnished by Company hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is providing, financing to such party and their respective Representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

        11.07 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

        11.08 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Parent, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

        11.09 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

        11.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

        11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

        11.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        11.13 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

        “Actions or Proceedings” means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

        “Affiliate” means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

        “Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

        “Associate” means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

        “Benefit Plan” means any Plan established by Company, or any predecessor or Affiliate of Company, existing at the Closing Date or at any time within the five (5) year period prior thereto, to which Company contributes or has contributed on behalf of any Employee, former Employee or director, or under which any Employee, former Employee or director of Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

        “Board of Arbitration” has the meaning ascribed to it in Section 10.02(c).

        “Books and Records” of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, membership unit certificates and books, membership unit transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

        “Business Combination” means with respect to any Person, any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

        “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

        “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

        “CERCLIS” means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.ss.300.5.

        “Claim Notice” means written notification pursuant to Section 10.02(a) of a Third Party Claim as to which indemnity under Section 10.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim against the Indemnifying Party under Section 10.01 together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

        “Company Indemnified Parties” means Company and its officers, directors, employees, agents and Affiliates.

        “Condition of the Business” means the business, financial condition, results of operations and Assets and Properties of the Business taken as a whole.

        “Contract” means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract, whether oral or written.

        “Control Affiliate” means, with respect to any Person, (i) any Affiliate of such Person that owns at least 51% of the equity interests of such Person or (ii) any Person that owns at least 51% of the equity interests of an Affiliate described in the foregoing clause (i).

        “Defined Benefit Plan” means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

        “Disclosure Schedule” means the record delivered to Parent and Sub by Company herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Company pursuant to this Agreement.

        “Dispute Period” means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

        “Employee” means each present and former employee, officer or consultant of Company who was or is engaged in the conduct of the Business.

        “Environmental Law” means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        “ERISA Affiliate” means any Person who is in the same controlled group of corporations or who is under common control with Company (within the meaning of Section 414 of the Code).

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Financial Statement Date” means the last day of the most recent fiscal quarter of the Business for which Financial Statements are delivered to Parent pursuant to Section 3.06.

        “Financial Statements” means the financial statements delivered to Parent pursuant to Section 3.06 or 7.02(l).

        “GAAP” means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

        “Hazardous Material” means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

        “Indebtedness” of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

        “Indemnified Party” means any Person claiming indemnification under any provision of Article X.

        “Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article X.

        “Indemnity Notice” means written notification pursuant to Section 10.02(b) of a claim for indemnity under Article X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

        “Intellectual Property” means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, processes, formulae, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

        “Inventory” means all inventories of raw materials, work-in-process, finished goods, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at customers’ premises on consignment, in each case, which are used or held for use by the Company in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of the Company against suppliers of such inventories.

        “IRS” means the United States Internal Revenue Service.

        “Liabilities” means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

        “Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

        “Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

        “Loss” means any and all damages, fines, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

        “NPL” means the National Priorities List under CERCLA.

        “PBGC” means the Pension Benefit Guaranty Corporation established under ERISA.

        “Pension Benefit Plan” means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

        “Permitted Lien” means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens could not reasonably be expected to materially adversely affect the Condition of the Business.

        “Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

        “Plan” means any employee benefit plan or arrangement, whether written or unwritten and whether or not terminated, providing benefits, including, without limitation any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen’s compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

        “Parent Indemnified Parties” means Parent and its officers, directors, employees, agents and Affiliates.

        “Qualified Plan” means each Benefit Plan which is intended to qualify under Section 401 of the Code.

        “Real Property Leases” means (A) the leases and subleases of real property as to which the Company is the lessor or sublessor and (B) the leases and subleases of real property as to which the Company is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases.

        “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

        “Remaining Shares” shall have the meaning ascribed to it in Section 2.01(d).

        “Representatives” means a Person’s officers, employees, counsel, accountants, financial advisors, consultants and other representatives.

        “Resolution Period” means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

        “Securities Act” means the Securities Act of 1933, as amended.

        “Series C Preferred Stock” means the Series C Convertible Preferred Stock of the Parent as of the date hereof.

        “Series C Subscription Agreement” means the Subscription Agreement by and among Parent and the holders of the Series C Preferred Stock.

        “Subject Defined Benefit Plan” means each Defined Benefit Plan listed and described in Section 3.12(a) of the Disclosure Schedule.

        “Tangible Personal Property” has the meaning ascribed to it in Section 3.14.

        “Tax Return” means a report, return or other information (including any amendments) required to be supplied to any governmental entity or taxing authority with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes Company.

        “Taxes” means any federal, state, county, local or foreign taxes (including but not limited to any income, sales, use, excise, bulk sales, ad valorem or transfer tax), charges, fees, levies, other assessments or payroll or withholding taxes or charges imposed by any governmental entity or taxing authority and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

        “Third Party Claim” has the meaning ascribed to it in Section 10.02(a).

        (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of Company in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

        IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

     Attest:                                                            U.S. WIRELESS DATA, INC.

                                                                            By: /s/ Dean M. Leavitt
        Secretary                                                            Name: Dean M. Leavitt
                                                                                    Title: Chief Executive Officer

     Attest:                                                            NXT WIRELESS, INC.

                                                                            By: /s/ Dean M. Leavitt
        Secretary                                                            Name: Dean M. Leavitt
                                                                                    Title: Chief Executive Officer

     Attest:                                                            NXT CORPORATION

                                                                            By: /s/ James Margolis
        Secretary                                                            Name: James Margolis
                                                                                    Title: President

                                                                             /s/ James Margolis
                                                                              JAMES M. MARGOLIS

     Attest:                                                            AMERICAN EXPRESS TRAVEL RELATED SERVICES                                                                              COMPANY, INC.

                                                                            By: /s/ Steve Squeri
        Secretary                                                            Name: Steve Squeri
                                                                                    Title: President, Establishment
                                                                                               Services, U.C. and Canada

     Attest:                                                            PAYMENTECH, INC.

                                                                            By: /s/ Michael Duffy
        Secretary                                                            Name: Michael Duffy
                                                                                    Title: Chief Operating Officer and President

                                                                            PURCHASER REPRESENTATIVE

                                                                             /s/ James Margolis
                                                                              JAMES M. MARGOLIS

                                                                             /s/ James Reese
                                                                              JAMES REESE

                                                                             /s/ Michael Cornell
                                                                              MICHAEL CORNELL

EXHIBIT A